As filed with the Securities and Exchange Commission on January 14, 2021

Registration No. 333- 205045

Registration No. 333- 209787

Registration No. 333- 216382

Registration No. 333- 223381

Registration No. 333- 230028

Registration No. 333- 236677

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-205045

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-209787

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-216382

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-223381

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-230028

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-236677

UNDER

THE SECURITIES ACT OF 1933

FITBIT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-8920744
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Fitbit, Inc.

199 Fremont Street, 14th Floor

San Francisco, California 94105

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2007 Stock Plan

2015 Equity Incentive Plan

2015 Employee Stock Purchase Plan

(Full Title of the Plans)

Kenneth Yi

Chief Executive Officer, President and Secretary

Fitbit, Inc.

199 Fremont Street, 14th Floor

San Francisco, California 94105

(415) 513-1000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Please send copies of all communications to:

Michael J. Albano

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York NY 10006

(212) 225-2000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) filed by Fitbit, Inc. (the “Registrant”), deregister all shares of the Registrant’s Class A common stock and Class B common stock, each $0.0001 par value per share (together, the “Shares”), remaining unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”), filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

1.

The Registrant’s Registration Statement on Form S-8 (File No. 333-236677) filed with the Commission on February 27, 2020 pertaining to the registration of 15,893,005 additional shares of the Registrant’s Class A common stock issuable pursuant to the 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan, together with an indeterminate number of additional shares of the Registrant’s Class A common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Class A common stock.

2.

The Registrant’s Registration Statement on Form S-8 (File No. 333-230028) filed with the Commission on March 1, 2019 pertaining to the registration of 15,141,770 additional shares of the Registrant’s Class A common stock issuable pursuant to the 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan, together with an indeterminate number of additional shares of the Registrant’s Class A common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Class A common stock.

3.

The Registrant’s Registration Statement on Form S-8 (File No. 333-223381) filed with the Commission on March 1, 2018 pertaining to the registration of 14,322,913 additional shares of the Registrant’s Class A common stock issuable pursuant to the 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan, together with an indeterminate number of additional shares of the Registrant’s Class A common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Class A common stock.

4.

The Registrant’s Registration Statement on Form S-8 (File No. 333-216382) filed with the Commission on March 1, 2017 pertaining to the registration of 13,539,795 additional shares of the Registrant’s Class A common stock issuable pursuant to the 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan, together with an indeterminate number of additional shares of the Registrant’s Class A common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Class A common stock.

5.

The Registrant’s Registration Statement on Form S-8 (File No. 333-209787) filed with the Commission on February 29, 2016 pertaining to the registration of 12,886,893 additional shares of the Registrant’s Class A common stock issuable pursuant to the 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan, together with an indeterminate number of additional shares of the Registrant’s Class A common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Class A common stock.

6.

The Registrant’s Registration Statement on Form S-8 (File No. 333-205045) filed with the Commission on June 18, 2015 pertaining to the registration of 109,350,596 shares of the Registrant’s Class A common stock and Class B common stock issuable pursuant to the Amended and Restated 2007 Stock Plan, 2015 Equity Incentive Plan, and 2015 Employee Stock Purchase Plan, together with an indeterminate number of additional shares of the Registrant’s Class A common stock and Class B common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Class A common stock and Class B common stock.

On January 14, 2021, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 1, 2019, by and among Google LLC (“Google”), a Delaware limited liability company, the Registrant, and Magnoliophyta Inc., a Delaware corporation and wholly owned subsidiary of Google, the Registrant became a wholly owned subsidiary of Google (the “Merger”). As a result of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the Shares registered under the Registration Statements that remain unsold at the termination of the offerings, the Registrant hereby removes from registration the Shares registered but unsold as of the date hereof under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 14th day of January, 2021.

FITBIT, INC.

By:	/s/ Kenneth Yi
Name: Kenneth Yi
Title: Chief Executive Officer, President and Secretary

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 under the Securities Act of 1933, as amended.